Exhibit 10.10
AMENDMENT TO PROMISSORY NOTE

On May 29, 2012 Xhibit, LLC, a Nevada limited liability company  now operating under the name of Xhibit Interactive LLC, a Nevada limited liability company, (“Maker”) issued that certain Promissory Note (“Promissory Note”) to  Larry Eiteljorg, (“Payee”) in the sum of  Two Hundred Thousand Dollars (US$200,000.00) which is due and payable along with accrued interest on September 30, 2012.

For good and valuable consideration paid by Maker and received by Payee, both parties agree to extend the maturity date of the Promissory Note to November 30, 2012.   All other terms and conditions of the Promissory Note shall remain the same.

Agreed and accepted as of this 25th day of October 2012 and effective as of September 30, 2012.

Maker:

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Michael Schifsky, its CFO

Payee:

____________________________
Larry Eiteljorg